UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2017

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 25, 2017, Douglas Peterson, President and Chief Executive Officer of S&P Global Inc., entered into a pre-arranged trading plan (“the Plan”) in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s policies with respect to insider trading and stock ownership.  The maximum number of shares of common stock that may be sold pursuant to the Plan is 16,000 shares. The purpose of the Plan is for tax, estate and family financial planning and to provide asset diversification.

In accordance with Rule 10b5-1 of the Exchange Act, once established, Mr. Peterson will have no discretion over the sales of his shares of common stock under the Plan.  Any transactions executed under the Plan will be publicly disclosed through Form 4 and/or Form 144 filings with the Securities and Exchange Commission.

While not required to do so, the Company intends to disclose the adoption of such pre-arranged plans by the Chief Executive Officer and Chief Financial Officer of S&P Global Inc. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to this Item 8.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: August 25, 2017